Mueller Industries, Inc. Reports Fourth Quarter and Fiscal 2016 Earnings
MEMPHIS, Tenn., February 7, 2017 -- Mueller Industries, Inc. (NYSE: MLI) announced today that net income for the fourth quarter ending December 31, 2016 was $17.3 million, or 30 cents per diluted share compared with net income of $14.4 million, or 25 cents per diluted share in 2015.  Net sales for the fourth quarter were $472.2 million compared with $472.0 million in the same quarter in 2015.
On a full year basis net income was $99.7 million, or $1.74 per diluted share on net sales of $2.1 billion, compared with net income of $87.9 million, or $1.54 per diluted share on net sales of $2.1 billion for 2015.

Financial and operating highlights for the fourth quarter:
•
The average comex copper price rose 8.6 percent, or 19 cents per pound versus the same period in 2015.  This resulted in an increase in net sales during the quarter of $19.2 million from higher selling prices, which was largely offset by the impact of translating net sales of the Company's foreign operations to U.S. dollars.

•	The Company recognized a pre-tax impairment charge of $3.8 million related to certain manufacturing assets.
•	The results include a net loss of $1.2 million from Tecumseh Products, Co., an unconsolidated affiliate.
•	The Company ended the year with $351.3 million of cash on hand or $6.12 per share.
•	At year end debt to total capitalization was 19.5 percent and the current ratio was 4.1 to 1.

On January 4, 2017, the Company announced a special dividend of $8.00 per share.  The distribution, payable on March 9, 2017, will return to the Company's stockholders significant value that has accumulated from recent years' operations.

Regarding the outlook, Greg Christopher, CEO of Mueller Industries said, "As we turn the corner to 2017 we are well positioned for growth.  Of particular importance are the benefits we began to realize in the fourth quarter in our brass rod business from the completion of our multi-year modernization investment.  This investment positions us well for the recovery of the industrial markets.

He added, "The new administration seems resolute in growing the economy by increasing manufacturing jobs and rebuilding our nation's infrastructure.  This should bode well for overall growth in the U.S. GDP, and in particular should help maintain the positive momentum in the building construction markets.  On the international front, demand remained weak in the fourth quarter and the strengthening of the dollar had an adverse translation effect on our earnings.  We anticipate that conditions in our international markets will improve over time."

Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics.  It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, and China.  Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications.  Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

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Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings.  The words "outlook," "estimate," "project," "intend," "expect," "believe," "target," "encourage," "anticipate," "appear," and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
 (901)753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands, except per share data)	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015

Net sales	$472,158	$471,983	$2,055,622	$2,100,002

Cost of goods sold	396,129	411,336	1,723,499	1,809,702
Depreciation and amortization	8,136	9,818	35,133	34,608
Selling, general, and administrative expense	34,792	31,866	137,499	130,358
Impairment charges	3,778	—	6,778	—
Gain on sale of assets	—	—	—	(15,376)
Severance	—	—	—	3,442

Operating income	29,323	18,963	152,713	137,268

Interest expense	(2,017)	(1,690)	(7,387)	(7,667)
Other (expense) income, net	(176)	1,654	704	2,188

Income before income taxes	27,130	18,927	146,030	131,789

Income tax expense	(9,174)	(7,008)	(48,137)	(43,382)
(Loss) income from unconsolidated affiliates, net of tax	(1,188)	2,191	1,861	—

Consolidated net income	16,768	14,110	99,754	88,407

Net loss (income) attributable to noncontrolling interests	554	325	(27)	(543)

Net income attributable to Mueller Industries, Inc.	$17,322	$14,435	$99,727	$87,864

Weighted average shares for basic earnings per share	56,680	56,450	56,572	56,316
Effect of dilutive stock-based awards	620	537	597	652

Adjusted weighted average shares for diluted earnings per share	57,300	56,987	57,169	56,968

Basic earnings per share	$0.31	$0.26	$1.76	$1.56

Diluted earnings per share	$0.30	$0.25	$1.74	$1.54

Dividends per share	$0.100	$0.075	$0.375	$0.300

Summary Segment Data:

Net sales:
Piping Systems	$320,480	$327,565	$1,429,589	$1,436,689
Industrial Metals	127,452	131,731	521,060	567,467
Climate	27,690	24,924	119,758	110,727
Elimination of intersegment sales	(3,464)	(12,237)	(14,785)	(14,881)

Net sales	$472,158	$471,983	$2,055,622	$2,100,002

Operating income:
Piping Systems	$15,630	$18,316	$103,886	$113,232
Industrial Metals	22,383	8,880	78,168	57,442
Climate	3,193	2,501	17,733	12,459
Unallocated expenses	(11,883)	(10,734)	(47,074)	(45,865)

Operating income	$29,323	$18,963	$152,713	$137,268

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 31, 2016	December 26, 2015
ASSETS
Cash and cash equivalents	$351,317	$274,844
Accounts receivable, net	256,291	251,571
Inventories	242,013	239,378
Other current assets	44,702	34,608

Total current assets	894,323	800,401

Property, plant, and equipment, net	295,231	280,224
Other assets	257,922	258,176

	$1,447,476	$1,338,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$13,655	$11,760
Accounts payable	103,175	88,051
Other current liabilities	102,162	109,618

Total current liabilities	218,992	209,429

Long-term debt	213,709	204,250
Pension and postretirement liabilities	31,273	34,876
Environmental reserves	21,208	20,943
Deferred income taxes	19,573	7,161
Other noncurrent liabilities	6,284	2,440

Total liabilities	511,039	479,099

Total Mueller Industries, Inc. stockholders' equity	898,684	827,285
Noncontrolling interests	37,753	32,417

Total equity	936,437	859,702

	$1,447,476	$1,338,801

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
(In thousands)	December 31, 2016	December 26, 2015

Cash flows from operating activities
Consolidated net income	$99,754	$88,407
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	35,702	35,040
Stock-based compensation expense	6,387	6,244
Equity in earnings of unconsolidated affiliates	(1,861)	—
Gain on disposal of assets	(651)	(14,815)
Deferred income taxes	6,998	(15,818)
Income tax benefit from exercise of stock options	—	(972)
Impairment charges	6,778	—
Changes in assets and liabilities, net of businesses acquired:
Receivables	(16,552)	51,530
Inventories	6,662	41,086
Other assets	5,808	12,449
Current liabilities	5,646	(45,585)
Other liabilities	1,518	436
Other, net	1,588	1,607

Net cash provided by operating activities	157,777	159,609

Cash flows from investing activities
Capital expenditures	(37,497)	(28,834)
Acquisition of businesses, net of cash acquired	(20,533)	(105,944)
Proceeds from sale of assets, net of cash transferred	10,304	5,538
Investment in unconsolidated affiliates	—	(65,900)
Net (deposits into) withdrawals from restricted cash balances	(5,331)	4,333

Net cash used in investing activities	(53,057)	(190,807)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(21,224)	(16,903)
Dividends paid to noncontrolling interests	(3,765)	—
Issuance (repayment) of debt by joint venture, net	2,265	(23,567)
Net cash used to settle stock-based awards	(1,306)	(760)
Issuance of long-term debt	3,500	—
Repayments of long-term debt	(1,074)	(1,000)
Debt issuance costs	(957)	—
Income tax benefit from exercise of stock options	—	972

Net cash used in financing activities	(22,561)	(41,258)

Effect of exchange rate changes on cash	(5,686)	(4,834)

Increase (decrease) in cash and cash equivalents	76,473	(77,290)
Cash and cash equivalents at the beginning of the period	274,844	352,134

Cash and cash equivalents at the end of the period	$351,317	$274,844

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